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                                                                   Exhibit 10.34

                              REDEMPTION AGREEMENT

        THIS REDEMPTION AGREEMENT (this "Agreement") is made as of December 11, 2000, among N2H2, INC., a Washington corporation (the "Company"), and the marital community of KEVIN Fink and JESSICA LYMAN, residing at 103 NW 49th Street, Seattle, Washington 98107 (collectively, the "Shareholder").

                                    RECITALS

        WHEREAS, the Shareholder owns seven hundred thirty-five thousand (735,000) shares of the Company's common stock, no par value (the "Shares"), all or a portion of which the Shareholder wishes to have the Company redeem, and the Company is willing to redeem those Shares, on the terms and conditions set forth in this Agreement; and

        WHEREAS, the Company has advanced for the benefit of the Shareholder the sum of $443,390.14, and the Shareholder's obligation to repay the Advance is evidenced by a certain Promissory Note dated November 1, 2000 (the "Note"); and

        WHEREAS, the parties wish to provide in all events for repayment of the principal balance of the Note and all accrued interest thereon (such amounts as of any particular date will be referred to as the "Note Balance") by a redemption of a portion of the Shares according to terms and conditions of this Agreement.

        NOW, THEREFORE, it is agreed as follows:

        1. REDEMPTION FOR PAYMENT OF NOTE BALANCE.

               1.1 TENDER OF SHARES. On any date or dates prior to December 31, 2000, the Shareholder may elect to tender Shares to the Company for redemption hereunder and application of the redemption proceeds to payment of the Note Balance by hand-delivering to the Company at 900 Fourth Avenue, Suite 3400, Seattle, Washington 98164, or such other address as the Company may hereafter designate from time to time by written notice to the Shareholder (a) a written notice (the "Notice") specifying the number of Shares to be redeemed (the "Tendered Shares") and the date upon which such redemption shall be effective (the "Redemption Date"), which shall be a day that the securities markets are open and that is on or after the date the Notice is delivered, and (b) a duly completed and executed assignment separate from certificate assigning the Tendered Shares to the Company.

               1.2 REDEMPTION PRICE. As full consideration for redemption of Tendered Shares on a Redemption Date, the Company shall apply to the Note Balance, effective as of the Redemption Date, for each of the Tendered Shares redeemed an amount (the "Redemption Price") equal to the greater of (a) one dollar ($1.00) or (b) the closing sales price for the Company's common stock on the Redemption Date, as reported by the Nasdaq Stock Market; PROVIDED, HOWEVER, if the aggregate Redemption Price for the Tendered Shares on a Redemption Date exceeds the Note Balance, then the number of Tendered Shares shall be reduced to the smallest whole number of shares the redemption of which at the Redemption Price will result in full payment of the Note Balance, and the additional Shares specified in the Notice but not

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redeemed shall be treated as "Additional Shares" and shall be deemed to have been tendered as for purposes of Section 2.1.

               1.3 AUTOMATIC REDEMPTION TENDER. If the Note Balance has not been paid in full prior to December 31, 2000, by means of the redemption of Tendered Shares in accordance with the preceding provisions of this Section 1 or otherwise, then there are hereby tendered to the Company by the Shareholder for redemption on December 31, 2000, at the Redemption Price for that date, the smallest whole number of Shares the redemption of which at such Redemption Price will result in full payment of the Note Balance. The Shareholder is delivering to the Company upon execution of this Agreement an assignment separate from certificate substantially in the form attached as Exhibit A duly executed by the Shareholder (the "Assignment"). The Shareholder hereby authorizes the Company to complete the Assignment as necessary to transfer Shares to facilitate the redemption under this Section 1.3.

        2. REDEMPTION OF ADDITIONAL SHARES.

               2.1 REMAINING SHARES. At any time or times following full payment of the Note Balance and prior to November 22, 2001 (or if earlier, the return to the Shareholder pursuant to Section 3 of the certificate(s) for the Shares not redeemed hereunder), the Shareholder may elect to tender to the Company for redemption hereunder (an "Additional Tender") any of the Shares not redeemed pursuant to Section 1 ("Additional Shares") by hand-delivering to the Company at the address specified or designated as provided in Section 1.1 (a) a written notice (the "Additional Notice") specifying the number of Additional Shares to be redeemed (the "Tendered Additional Shares") and the date upon which such redemption shall be effective (the "Additional Redemption Date"), which shall be a day that the securities markets are open and that is on or after the date the Additional Notice is delivered, and (b) a duly completed and executed assignment separate from certificate assigning the Tendered Additional Shares to the Company.

               2.2 CONSIDERATION. As full consideration for redemption of Additional Shares on an Additional Redemption Date, the Company shall pay to the Shareholder, within three (3) business days after the Additional Redemption Date, for each of the Tendered Additional Shares redeemed, an amount equal to ninety percent (90%) of the closing sales price for the Company's common stock on the Additional Redemption Date, as reported by the Nasdaq Stock Market.

        3. DELIVERY OF CERTIFICATE FOR SHARES. The Shareholder is delivering to the Company upon execution of this Agreement the certificate(s) for the Shares. The Company is authorized to deliver such certificate(s), and any additional certificate(s) issued by the Company's transfer agent following any redemption hereunder, to the Company's transfer agent, together with appropriate assignments separate from certificate, in order to facilitate redemption of Shares pursuant to this Agreement. At any time following December 31, 2000, the Company will, upon receipt of a written request from the Shareholder, return to the Shareholder the certificate(s) representing any Additional Shares not redeemed pursuant hereto.

        4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants that (a) all corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement and the transactions


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contemplated hereby has been taken, (b) no broker, finder or intermediary has been employed by the Company in connection with this Agreement, and (c) this Agreement constitutes a valid and legally binding obligation of the Company.

        5. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER. The Shareholder represents and warrants as follows:

               5.1 No broker, finder or intermediary has been employed by the Shareholder in connection with this Agreement; and this Agreement constitutes a valid and legally binding obligation of the Shareholder.

               5.2 The Shareholder owns the Shares being sold by it hereunder, has not transferred or attempted to transfer any interest in such Shares to any person or entity, and has full power and authority to transfer and deliver such Shares, and such Shares are free and clear of any and all liens, encumbrances, charges, duties and assessments whatsoever.

        6. MISCELLANEOUS.

               6.1 This Agreement may be amended only by an instrument in writing signed by the party against whom enforcement of any such amendment is sought.

               6.2 This Agreement contains the entire agreement and understanding of the parties with respect to the entire subject matter hereof, and there are no representations, inducements, promises or agreements, oral or otherwise, not embodied herein.

               6.3 Each party to this Agreement shall perform any and all acts and execute and deliver any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

               6.4 If any party engages an attorney to enforce the terms of this Agreement, regardless of whether a lawsuit is commenced, the prevailing party shall, in addition to any other relief, be entitled to recover all costs and expenses, including but not limited to attorneys' fees, incurred in connection therewith, including any such costs and expenses incurred on appeal.

               6.5 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Agreement shall be effective upon delivery of an executed counterpart via facsimile transmission by the Company to the Shareholder and by the Shareholder to the Company.

                            [SIGNATURE PAGE FOLLOWS]

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        I WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

"Company"                          N2H2, INC.



                                   By: /s/ PETER H. NICKERSON
                                      ------------------------------------------
                                         Peter H. Nickerson,
                                         President and Chief Executive Officer
"Shareholder"

                                    /s/ KEVIN FINK
                                   ---------------------------------------------
                                   KEVIN FINK

                                    /s/ JESSICA LYMAN
                                   ---------------------------------------------
                                   JESSICA LYMAN



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